UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

Charah Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38523	82-4228671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12601 Plantside Drive

Louisville, Kentucky, 40299

(Address of principal executive offices, including zip code)

(502) 245-1353

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHRA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 20, 2021, Charah Solutions, Inc. (the “Company”) entered into an Underwriting Agreement with B. Riley Securities, Inc. as representative (the “Representative”) of the several underwriters named therein (together with the Representative, the “Underwriters”), providing for, among other things, the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $130,000,000, in the aggregate, of the Company’s 8.50% Senior Notes due 2026 (the “Notes”). In accordance with the option granted to the Underwriters pursuant to the Underwriting Agreement, the Underwriters elected to purchase an additional $5,000,000 aggregate principal amount of Notes. The Underwriting Agreement contains customary representations and warranties, agreements and obligations, and termination provisions.

The total net proceeds from the sale of the Notes are approximately $130,275,000 (after deducting underwriting discounts and commissions, but before other fees and estimated expenses), including the net proceeds from the sale of the over-allotment option. The Company intends to use the net proceeds from the offering of the Notes, along with cash from the sale of equity to B. Riley Securities, Inc., to fully repay and terminate the Company’s credit facility, dated September 21, 2018, by and among the Company, the lenders party thereto from time to time and Bank of America, N.A., as administrative agent, with any remaining proceeds to be used for general corporate purposes, including funding future acquisitions and investments, repaying indebtedness, making capital expenditures and funding working capital.

The Notes were registered for offer and sold pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-258650), initially filed by the Company on August 9, 2021, which was declared effective by the Securities and Exchange Commission (the “Commission”) on August 20, 2021. The offering of the Notes is expected to close on August 25, 2021, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01	Other Events

On August 20, 2021, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibits 99.1.

The information in this Form 8-K is being furnished pursuant to Item 8.01, and the information contained herein, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any previous or future filing by the registrant under the Securities Act of 1933, as amended, or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 20, 2021, between Charah Solutions, Inc. and B. Riley Securities, Inc., as representative of the several underwriters named therein.

99.1	Press release issued by Charah Solutions, Inc., dated August 20, 2021.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2021

Charah Solutions, Inc.

By:	/s/ Scott A. Sewell
Name:	Scott A. Sewell
Title:	President and Chief Executive Officer